 Exhibit 99.1

Regency Energy Partners’ 2010 Annual Report Now Available

DALLAS, April 6, 2011 – Regency Energy Partners LP (NASDAQ: RGNC) today announced the availability of its 2010 annual report.

The annual report can be accessed at www.regencyenergy.com within the “Investor Relations” section.

Printed copies of the 2010 annual report may also be ordered free of charge by contacting Regency Investor Relations at (214) 840-5477 or ir@regencygas.com.  Regency will also accept written requests mailed to Regency Energy Partners, Attention: Investor Relations, 2001 Bryan Street, Suite 3700, Dallas, Texas, 75201.

Regency filed its Form 10-K for the fiscal year ended December 31, 2010, with the Securities and Exchange Commission on February 18, 2011. The 10-K may also be accessed at www.regencyenergy.com within the “Investor Relations” section.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering and processing, treating, compression, and transporting of natural gas and natural gas liquids.  Regency’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE).  For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:
Lyndsay Hannah
Regency Energy Partners
Manager, Communications & Public Relations
214-840-5477
ir@regencygas.com

Media Relations:
Elizabeth Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com